UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2003

PLAINS RESOURCES INC.

(Exact name of registrant as specified in charter)

Delaware	13-2898764
(State of Incorporation)	(I.R.S. Employer Identification No.)

0-9808

(Commission File No.)

700 Milam, Suite 3100

Houston, Texas 77002

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (832) 239-6000

Item 5.	Other Events

On November 20, 2003 Plains Resources Inc. (PLX) issued a press release announcing that on November 19, 2003 it received a proposal from Vulcan Capital, along with PLX’s Chairman James C. Flores and its CEO and President, John T. Raymond, to acquire all of PLX’s outstanding stock for $14.25 per share. The PLX Board of Directors has established a special committee to review, evaluate, negotiate and make recommendations to the full board of PLX with respect to the proposal.

Item 7.	Financial Statements and Exhibits

(c) Exhibit 99.1 – Press Release dated November 20, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS RESOURCES INC.

Date: November 21, 2003	/s/ Stephen A. Thorington
Stephen A. Thorington
Executive Vice President and Chief Financial Officer

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